DLH Announces Preliminary Results for Fiscal Year End 2019

Fourth Quarter Conference Call to be Held December 12

Atlanta, Georgia – October 15, 2019 - DLH Holdings Corp. (NASDAQ: DLHC) (“DLH” or the “Company”), a leading provider of innovative healthcare services and solutions to federal agencies, today announced selected preliminary results for the fiscal year ended September 30, 2019:

•	Unaudited revenue for the fiscal year is expected to be approximately $159 million, including approximately $24 million from the recently acquired Social & Scientific Systems (“S3”).

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The Company paid down its senior bank debt to $56 million as of September 30, 2019, representing an aggregate reduction of $14 million since the S3 transaction closed. The next required principal payment is not due until March 2022, although the Company intends to continue using free cash flow to make prepayments when possible.

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The 12-month trailing leverage ratio for the Company is expected to be below 3.0 times consolidated EBITDA (as defined in the Credit Agreement) for the period ending September 30, 2019, yielding a lower interest rate spread on debt balances outstanding.

“In early June we completed the acquisition of S3, a key addition to our enterprise which aligned perfectly with our strategy to expand the Company’s Public Health & Life Sciences focus area, diversifying our portfolio and bringing scale to support growth. To continue providing visibility for our investors following that important transaction, we are pre-announcing a few financial highlights regarding the recently completed year end,” said Zach Parker, President and Chief Executive Officer. “We are rapidly delevering the Company and look forward to presenting our full results in early December after the annual audit is complete.”

As the Company has not completed its year-end annual close procedures and the audit of its 2019 financial statements are not complete, the anticipated financial information presented in this press release are preliminary, subject to final year-end closing adjustments and may change materially. The information presented above has not been audited by our independent accountants, should not be considered a substitute for audited financial statements, and should not be regarded as a representation by us as to the actual financial results for the fiscal year ended September 30, 2019.

Fourth Quarter Conference Call
DLH will release its fourth quarter financial results for the period ended September 30, 2019 on December 11, 2019 after the market close. DLH will then host a conference call for the investment community the next morning, December 12, at 11:00 a.m. Eastern Time, during which members of senior management will make a brief presentation focused on the financial results and operating trends. A question-and-answer session will follow.

Interested parties may listen to the conference call by dialing 888-347-5290 or 412-317-5256.  Presentation materials will also be posted on the Investor Relations section of the DLH website prior to the commencement of the conference call. A digital recording of the conference call will be available for replay two hours after the completion of the call and can be accessed on the DLH Investor Relations website or by dialing 877-344-7529 and entering the conference ID 10135728

About DLH
DLH (NASDAQ: DLHC) serves federal government clients throughout the United States and abroad delivering technology enabled solutions in key health and human services programs. The Company’s seven core competencies include secure data analytics, clinical trials and laboratory services, case management, performance evaluation, system modernization, operational logistics and readiness, and strategic digital communications. DLH has over 1,900 employees serving numerous government agencies. For more information, visit the corporate website at www.dlhcorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that refer to expectations, projections or of future events or circumstances or that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH’s actual results to differ materially from those indicated by the forward-looking statements. Examples of forward-looking statements include, among others, expectations regarding the Company’s revenues and earnings and statements we make regarding market developments, growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions. Forward-looking statements are based only on our current beliefs, expectations and assumptions and are subject to numerous risks and uncertainties, including the completion of the audit of the Company’s consolidated financial statements for the fiscal year ended September 30, 2019, as well as other risks relating to our business or general economic and market factors. For a discussion of such risks and uncertainties, see "Risk Factors" in the Company's periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2018 as well as interim quarterly filings thereafter. Such forward-looking statements are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements, except as may be required by law.

CONTACTS:

INVESTOR RELATIONS
Contact: Chris Witty
Phone: 646-438-9385
Email: cwitty@darrowir.com